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                                                                      Exhibit 21

                        Subsidiaries of Tritel PCS, Inc.



                  Tritel Communications, Inc.

                  Tritel Finance, Inc.

                  Tritel A/B Holding Corp.

                  Tritel C/F Holding Corp.

                  AirCom PCS, Inc.

                  ClearCall, Inc.

                  ClearWave, Inc.

                  DigiCall, Inc.

                  DigiCom, Inc.

                  DigiNet PCS, Inc.

                  Global PCS, Inc.

                  NexCom, Inc.

                  QuinCom, Inc.